Exhibit 32.1

                        CERTIFICATION OF PERIODIC REPORT
                         PURSUANT TO 18 U.S.C. ss. 1350

      Pursuant to, and for purposes only of, 18 U.S.C. ss. 1350, each of the undersigned hereby certifies that (i) the Quarterly Report of Peoples Bancorp, Inc. on Form 10-QSB for the quarter ended June 30, 2004, as filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Peoples Bancorp, Inc. and Subsidiary.


Date:  August 13, 2004                /s/ Thomas G. Stevenson
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                                      Thomas G. Stevenson
                                      President/Chief Executive Officer



Date:  August 13, 2004                /s/ Ina May Puppe Reed
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                                      Ina May Puppe Reed
                                      Vice President/Chief Financial Officer